Exhibit 10.6
CONSENT AND THIRD AMENDMENT TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT
          This Consent and Third Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) dated as of the 11th day of December, 2009, is by and among Roadrunner Transportation Services, Inc., a Delaware corporation, Sargent Trucking, Inc., a Maine corporation, Big Rock Transportation, Inc., an Indiana corporation, Midwest Carriers, Inc., an Indiana corporation, Smith Truck Brokers, Inc., a Maine corporation, B&J Transportation, Inc., a Maine corporation (each, an “Existing Borrower” and collectively the “Existing Borrowers”), Bullet Transportation Services, Inc., a Delaware corporation (“Bullet Transportation”), the Lenders (as defined below) party hereto and Bank of America, N.A., as successor by merger to LaSalle Bank National Association, as administrative agent for Lenders (“Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, Administrative Agent, the financial institutions party thereto (together with their respective successors and assigns, “Lenders”) and Existing Borrowers are parties to that certain Second Amended and Restated Credit Agreement dated as of March 14, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement);
          WHEREAS, Holdings desires to form a new subsidiary, Bullet Transportation, for the purpose of acquiring certain assets of Bullet Freight Systems, Inc., a California corporation (“Seller”), pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of the date hereof among Holdings, Bullet Transportation, Seller and the Owners (as defined therein), (the “Bullet Acquisition”);
          WHEREAS, absent the prior written consent of Required Lenders, (i) the formation of Bullet Transportation would result in a breach of Section 11.9 of the Credit Agreement and an Event of Default under Section 13.1.5(a) of the Credit Agreement, and (ii) consummation of the Bullet Acquisition would result in a breach of Section 11.4 of the Credit Agreement and an Event of Default under Section 13.1.5(a) of the Credit Agreement;
          WHEREAS, Bullet Transportation and the Existing Borrowers desire that Bullet Transportation join the Credit Agreement as an additional Borrower;
          WHEREAS, Borrowers desire that Lenders advance an additional $9,000,000 to Borrowers, constituting an incremental term loan, with the proceeds thereof being used to pay a portion of the consideration due and owing on the date hereof under the Asset Purchase Agreement;

          WHEREAS, to finance the remaining portion of the consideration due and owing on the date hereof under the Asset Purchase Agreement, (i) the Loan Parties desire to (x) issue subordinated debt in the original principal amount of $16,500,000, and (y) provide unsecured guaranties of such subordinated debt, in each case pursuant to that certain Securities Purchase Agreement of even date herewith (the “Securities Purchase Agreement”), and (ii) certain Loan Parties desire to issue that certain Junior Subordinated Note of even date herewith in the original principal amount of $3,000,000 (the “Subordinated Note”);
          WHEREAS, absent the prior written consent of Required Lenders, the execution, delivery and performance of the Securities Purchase Agreement, and the issuance of the Subordinated Note would each result in a breach of Sections 11.1 of the Credit Agreement and separate Events of Default under Section 13.1.5(a) of the Credit Agreement;
          WHEREAS, Borrowers have requested that Administrative Agent and Required Lenders (i) consent to the formation of Bullet Transportation, (ii) consent to the consummation of the Bullet Acquisition, (iii) consent to the execution, delivery and performance of the Securities Purchase Agreement, (iv) consent to the issuance of the Subordinated Note, and (iv) amend the Credit Agreement in certain respects as set forth herein to give effect to the foregoing, and Administrative Agent and Required Lenders are willing to do so, subject to the terms and conditions contained herein.
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Administrative Agent, the undersigned Lenders and Borrowers hereby agree as follows:
          1. Consents.
          (a) Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance on the representations and warranties set forth in Section 6 below, Administrative Agent and the undersigned Lenders hereby consent to (i) the formation of Bullet Transportation, (ii) consummation of the Bullet Acquisition, (iii) the execution, delivery and performance of the Securities Purchase Agreement and (iv) the issuance of the Subordinated Note. The foregoing consent is expressly intended to be limited in scope and, except as otherwise expressly provided herein, shall not be construed as a waiver, consent or as an amendment or modification of the Credit Agreement.
          (b) Except as expressly provided herein, the execution and delivery of this Amendment and the consents and modifications effected hereby shall not: (i) constitute an extension, modification, waiver or consent of or with respect to any aspect of the Credit Agreement or the other Loan Documents; (ii) extend the terms of the Credit Agreement or the due date of any of the Obligations; (iii) give rise to any obligation on the part of Administrative Agent or any Lender to extend, modify, waive or consent to any term or condition of the Credit Agreement or the other Loan Documents; or (iv) give rise to any defenses or counterclaims to Administrative Agent’s or any Lender’s right to compel payment of the Obligations or to otherwise enforce its rights and remedies under the Credit Agreement and the other Loan Documents.

          2. Joinder. Bullet Transportation is hereby joined to the Credit Agreement as a Borrower, and hereby agrees to be bound by the terms and conditions (including without limitation all covenants) of each Loan Document to which a Borrower is a party, including without limitation the Credit Agreement, as if Bullet Transportation were a direct signatory thereto as a Borrower, and to make all of the representations and warranties required thereunder of a Borrower, as if Bullet Transportation were a direct signatory thereto as a Borrower. In furtherance of the preceding sentence, without limiting any provision of any Loan Document to which Bullet Transportation is now becoming a party as a Borrower, and in accordance with the terms of the Loan Documents, Bullet Transportation agrees to be jointly and severally liable with all other Borrowers for the Loans and other Obligations, whether currently or hereafter outstanding, as set forth in Section 2.7 of the Credit Agreement.
          3. Incremental Funding. Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance on the representations and warranties set forth in Section 6 below, each Lender identified on Exhibit A hereto agrees, severally, and not jointly, to advance to the Borrowers on the date hereof the amount set on Exhibit A opposite such Lender’s name and designated as the “Incremental Term Loan” (in the aggregate amount of $9,000,000) (collectively, the “Bullet Advance”). The parties hereto agree that (i) the Bullet Advance shall constitute the “Incremental Term Loan”, as specified in the Credit Agreement (as amended hereby), (ii) the proceeds of the Bullet Advance shall be used by the Borrowers as permitted by Section 10.6 of the Credit Agreement (as amended hereby), and (iii) Annex A to the Credit Agreement (Lenders and Pro Rata Shares) shall be deemed amended and modified to reflect the funding of the Bullet Advance by the Lenders as set forth on Exhibit A.
          4. Amendments to Credit Agreement.
          (a) Except for such references otherwise expressly modified hereby, each reference to the term “Term Loan” set forth in the Credit Agreement and the other Loan Documents is hereby deleted and the term “Initial Term Loan” is inserted in replacement thereof.
          (b) Each reference to the term “Term Loan” set forth in the definitions of “Excess Cash Flow”, “Fixed Charge Coverage Ratio”, “Interest Period”, and “Loan or Loans” set forth in Section 1.1 of the Credit Agreement is hereby deleted and the term “Term Loans” is inserted in replacement thereof.
          (c) The definition of “Pro Rata Share” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting each reference to “the Term Loan” set forth in clause (b) thereof, and inserting the phrase “the Initial Term Loan or the Incremental Term Loan, as applicable” in replacement thereof, and (ii) deleting each reference to the term “Term Loan” set forth in clause (c) thereof, and by inserting the term “Term Loans” in replacement thereof.

          (d) The definition of “EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety, as follows:
          EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation, amortization for such period, transaction expenses incurred during such period attributable to the Related Transactions (not exceeding $1,500,000 in the aggregate for all such expenses), transaction expenses incurred during such period attributable to the Third Amendment and the transactions (including without limitation the Bullet Acquisition) contemplated therein (not exceeding $500,000 in the aggregate for all such expenses), cash expenses incurred following September 30, 2006, not to exceed $1,250,000 in the aggregate, in connection with the integration of the businesses of the Borrowers, and other non-cash charges required by GAAP (including, without limitation, those resulting from purchase accounting and the grant by Holdings of stock options and other equity-related incentives); provided, that (i) EBITDA for each period set forth below shall be deemed to be the amount set forth below opposite such period:

Month	Amount
April 1, 2006 through and including June 30, 2006	$8,301,000

July 1, 2006 through and including September 30, 2006	$7,612,000

October 1, 2006 through and including December 31, 2006	$2,576,000

January 1, 2007 through and including January 31, 2007 and February 1, 2007 through and including February 28, 2007	Actual reported EBITDA of Borrowers for such months, subject to adjustments that are reasonably acceptable to Administrative Agent and are consistent with the adjustments reflected in the EBITDA amounts specified above by dollar amounts.
; and (ii) for each period set forth below, EBITDA for such period, as calculated in accordance with the foregoing definition, shall further be increased by the amount set forth below for such period:

Period	Amount
January 1, 2009 through and including March 31, 2009	$2,154,000

April 1, 2009 through and including June 30, 2009	$2,153,000

July 1, 2009 through and including September 30, 2009	$2,048,000

October 1, 2009 through and including December 11, 2009	Actual reported EBITDA of Bullet Seller for such period, subject to adjustments that are reasonably acceptable to Administrative Agent and are consistent with the adjustments reflected in the EBITDA amounts specified above by dollar amounts.
          (e) The definition of “Fixed Charge Coverage Ratio” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety, as follows:
     Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDA plus Rental Expense minus the sum of income taxes paid in cash by the Loan Parties and all unfinanced Capital Expenditures to (b) the sum for such period of (i) cash Interest Expense plus (ii) regularly scheduled payments of principal of Funded Debt (including the Term Loan but excluding (in each case, to the extent otherwise included) the Revolving Loans and the Sargent Earnout Obligations) plus (iii) Rental Expense plus (iv) the aggregate amount distributed by Holdings in connection with the repurchase of Capital Securities of Holdings plus (v) payments of dividends on the Holdings Preferred Stock; provided, that, for purposes of this definition, (x) Rental Expenses, income taxes paid in cash, unfinanced Capital Expenditures, cash Interest Expense and regularly scheduled payments of principal of Funded Debt for each period set forth below shall be deemed to be the amount set forth below for such period:

	Rental	Cash Income	Unfinanced Capital
Period	Expense	Taxes	Expenditures
April 1, 2006 through and including June 30, 2006	$2,489,000	($1,747,000)	$360,000

July 1, 2006 through and including September 30, 2006	$2,582,000	$148,000	$236,000

October 1, 2006 through and including December 31, 2006	$2,430,000	$84,000	$174,000

	Cash Interest	Regularly Scheduled
Period	Expense	Payments of Principal
April 1, 2006 through and including June 30, 2006	$2,406,000	$0

July 1, 2006 through and including September 30, 2006	$2,363,000	$0

October 1, 2006 through and including December 31, 2006	$2,731,000	$0
; provided, further, that for each period set forth below, Rental Expenses, income taxes paid in cash, unfinanced Capital Expenditures, cash Interest Expense and regularly scheduled payments of principal of Funded Debt for such period, as calculated in accordance with the foregoing definition, shall further be increased by the amount set forth below for such period:

	Rental	Cash Income	Unfinanced Capital
Period	Expense	Taxes	Expenditures
January 1, 2009 through and including March 31, 2009	$255,000	$0	$35,000

April 1, 2009 through and including June 30, 2009	$255,000	$0	$35,000

July 1, 2009 through and including September 30, 2009	$255,000	$0	$35,000

October 1, 2009 through and including December 11, 2009	Applicable Proration	$0	$35,000

	Cash Interest	Regularly Scheduled
Period	Expense	Payments of Principal
January 1, 2009 through and including March 31, 2009	$157,500	$350,000

April 1, 2009 through and including June 30, 2009	$157,500	$350,000

July 1, 2009 through and including September 30, 2009	$157,500	$350,000

October 1, 2009 through and including December 11, 2009	Applicable Proration	$350,000

For purposes of the foregoing table, “Applicable Proration” means, with respect to any column entry in such table (i.e. “Rental Expense” and “Cash Interest Expense”), the product of (i) the dollar amount set forth in the cell immediately above the “Applicable Proration” reference multiplied by (ii) the ratio of (x) the number of days in the period for which the Applicable Proration is measured over (y) ninety (90).
          (f) The definition of “Total Debt” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety, as follows:
     Total Debt means all Debt of Holdings and its Subsidiaries, determined on a consolidated basis, excluding (a) contingent obligations in respect of Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of Debt of a Person other than any Loan Party), (b) Hedging Obligations, (c) contingent obligations in respect of undrawn letters of credit and (d) the Specified Subordinated Debt.
          (g) Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in their appropriate alphabetical order:
     Bullet Acquisition shall have the meaning set forth in the recitals to the Third Amendment.
Bullet Transportation means Bullet Transportation Services, Inc., a Delaware corporation.
Incremental Term Loan — see Section 2.1.2.
Bullet Seller means Bullet Freight Systems, Inc., a California corporation.
     Specified Subordinated Debt means Debt of Holdings and its Subsidiaries arising under (i) that certain Securities Purchase Agreement dated as of December 11, 2009 among the Loan Parties and the “Purchasers” identified therein, as in effect on such date and (ii) that certain Junior Subordinated Note dated as of December 11, 2009 in the original principal amount of $3,000,000 executed by certain Loan Parties in favor of Bullet Freight Systems, Inc., a California corporation and/or one or more of its shareholders, as in effect on such date.
     Success Fee — see Section 5.4.
     Term Loans means, collectively, the Initial Term Loan and the Incremental Term Loan.
     Third Amendment means that certain Consent and Third Amendment to Second Amended and Restated Credit Agreement dated as of December 11, 2009 among Borrowers, Administrative Agent and the Lenders identified on the signature pages thereof.

          (h) Section 2.1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     2.1.2 Term Loan Commitments.
     Borrowers and Lenders hereby agree that a portion of the Credit Balance in the amount of $40,000,000.00 shall be deemed to be a term loan (the “Initial Term Loan”) deemed advanced on the Closing Date by the Lenders in the original principal dollar amounts and applicable Pro Rata Shares set forth on Annex A hereto, and repayable in accordance with the terms and provisions of this Agreement. Borrowers and Lenders hereby agree that on December 11, 2009, Lenders shall make a term loan to Borrowers in the aggregate amount of $9,000,000 (the “Incremental Term Loan”), which Incremental Term Loan shall be made by the Lenders in the original principal dollar amounts and applicable Pro Rata Shares set forth on Annex A hereto, and repayable in accordance with the terms and provisions of this Agreement.
          (i) Section 2.2.1 of the Credit Agreement is hereby amended by deleting “the Term Loan” in the first line thereof, and inserting the phrase “the Initial Term Loan and the Incremental Term Loan” in replacement thereof.
          (j) Section 3.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     The Loans of each Lender shall be evidenced by (a) a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender’s Revolving Commitment plus the principal amount of such Lender’s Initial Term Loan, and (b) a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to such Lender’s Incremental Term Loan.
          (k) Section 5 of the Credit Agreement is hereby amended by adding a new Section 5.4 as follows:
          5.4 Success Fee.
     Upon the consummation of a registered initial public offering of the Capital Securities of Holdings or any other Loan Party, Borrowers agree, jointly and severally, to pay to the Administrative Agent for the benefit of the Lenders a fee (the “Success Fee”), equal to the difference between (a) the present value of a 15% internal rate of return earned on the Incremental Term Loan over the period commencing on the date of the advance of the Incremental Term Loan and ending on the date of the consummation of such initial public offering, and (b) the present value of all interest paid by the Borrowers to the Lenders on the Incremental Term Loan as of the date of the consummation of such initial public offering. The Success Fee shall be paid to each Lender in accordance with such Lender’s Pro Rata Share of the Incremental Term Loan as of the date of payment. The Success Fee shall be non-refundable once paid, and shall be fully earned and payable on the date of the consummation of such initial public offering.
          (l) Reference to the term “Term Loan” in Section 6.1.2 of the Credit Agreement is hereby deleted and the term “Term Loans” is inserted in replacement thereof.
          (m) Reference to the term “Term Loan” in Section 6.2.1 of the Credit Agreement is hereby deleted and the term “Term Loans” is inserted in replacement thereof.
          (n) Section 6.2.2(a)(iv) of the Credit Agreement is hereby amended (i) by deleting the reference therein to the term “Term Loan”, and by substituting in replacement thereof the term “Term Loans” and (ii) by deleting the reference therein to the clause “(commencing with Fiscal Year 2007)”, and by substituting in replacement thereof the clause “(commencing with Fiscal Year 2007, but excepting Fiscal Year 2009)”.
          (o) The third sentence of Section 6.3.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     All prepayments of the Term Loans shall be applied pro rata as between the Term Loans, and pro rata to the remaining installments of each Term Loan.
          (p) Section 6.4 of the Credit Agreement is hereby amended by adding a new Section 6.4.3 as follows:
          6.4.3. Incremental Term Loan.
     The Incremental Term Loan of each Lender shall be paid in installments equal to such Lender’s Pro Rata Share of the aggregate principal amount of the installments of the Incremental Term Loan as follows:

Payment Date	Amount
March 31, 2010	$350,000
June 30, 2010	$350,000
September 30, 2010	$350,000
December 31, 2010	$350,000
March 31, 2011	$625,000
June 30, 2011	$625,000
September 30, 2011	$625,000
December 31, 2011	$625,000
     Unless sooner paid in full, the outstanding principal balance of the Incremental

     Term Loan shall be paid in full on the Term Loan Maturity Date.
          (q) The fourth sentence of Section 9.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     All of the issued and outstanding Capital Securities of Roadrunner, Sargent Holdings, and Bullet Transportation are directly owned by Holdings.
          (r) Section 10.6 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:
     Notwithstanding the immediately preceding sentence, Borrowers will use the proceeds of the Incremental Term Loan to pay a portion of the purchase price due and owing in connection with the Bullet Acquisition.
          (s) Reference to the term “Term Loan” in Section 15.1 of the Credit Agreement is hereby deleted and the term “Term Loans” is inserted in replacement thereof.
          (t) Reference in clause (b) of Section 15.6.1(a) to “the Term Loan” is hereby deleted and the phrase “either the Initial Term Loan or the Incremental Term Loan” is inserted in replacement thereof.
          (u) Each reference to the term “Term Loan” in Section 15.6.1(b) of the Credit Agreement is hereby deleted and the term “Term Loans” is inserted in replacement thereof.
          (v) Reference to the term “Term Loan” in line 11 of Exhibit B to the Credit Agreement is hereby deleted and the term “Term Loans” is inserted in replacement thereof.
          (w) Each reference to the term “Term Loan” in lines 4 and 24 of Exhibit G to the Credit Agreement is hereby deleted and the term “Term Loans” is inserted in replacement thereof.
          (x) The Schedules to the Credit Agreement are hereby amended and restated in their entirety as set forth on Exhibit B attached hereto. Any references in the Credit Agreement to disclosures on the Schedules being made as of the Closing Date shall be deemed to be made as of the date of this Amendment.
          5. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by Administrative Agent):
          (a) Borrowers shall have delivered to Administrative Agent each of the fully executed documents, agreements and instruments listed on Exhibit C attached hereto, together with such other documents, agreements and instruments as Administrative Agent may require or reasonably request;

          (b) The Bullet Acquisition shall have been consummated in accordance with the terms of the Asset Purchase Agreement and in compliance with applicable law;
          (c) Borrowers shall have paid to Administrative Agent, for the benefit of each Lender who executes this Amendment on or before December 11, 2009, (i) a fee equal to 25 basis points of the sum of the outstanding principal balance of the Initial Term Loan owing to such Lender and the Revolving Commitment of such Lender, and (ii) a fee equal to 150 basis points of the portion of the Incremental Term Loan funded by such Lender as set forth on Exhibit A hereto, each of which shall be fully earned and non-refundable when paid;
          (d) Borrowers shall have paid to Administrative Agent the fees set forth in that certain fee letter of even date herewith between Borrowers and Administrative Agent, which fees shall be fully earned and non-refundable when paid;
          (e) Borrowers shall have satisfied in full all unpaid costs and expenses (including without limitation Attorney Costs) incurred by Administrative Agent in connection with the Loan Documents; and
          (f) No Unmatured Event of Default or Event of Default shall have occurred and be continuing.
          6. Representations and Warranties. To induce Administrative Agent and the undersigned Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Administrative Agent and Lenders that:
          (a) The execution, delivery and performance by each Borrower of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within each Borrower’s corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to any Borrower, the certificate of formation, operating agreement and any other organizational document of any Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon any Borrower or any of its property (including without limitation the Subordinated Debt Documents);
          (b) Each of the Credit Agreement and the Loan Documents, as amended by this Amendment and the documents and agreements contemplated thereby, are the legal, valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms;
          (c) Except to the extent amended hereby, the representations and warranties contained in the Credit Agreement and the Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof; and

          (d) Borrowers have performed all of their obligations under the Credit Agreement and the Loan Documents to be performed by Borrowers on or before the date hereof and as of the date hereof, Borrowers are in compliance with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by Borrowers and no event of default or other event which upon notice or lapse of time or both would constitute an event of default has occurred.
          7. Cash Management. With respect to Bullet Transportation, the provisions of Section 10.10 of the Credit Agreement shall be effective commencing 120 days following the date hereof; provided, that it is hereby understood that prior to such effectiveness, Bullet Transportation will promptly deposit all payments made on any of its existing or hereafter arising Accounts in a deposit account maintained by Administrative Agent.
          8. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt by telecopy or electronic transmission of any executed signature page to this Amendment shall constitute effective delivery of such signature page.
          9. Continued Effectiveness. Administrative Agent, Required Lenders and Borrowers hereby agree that all references to the Credit Agreement which are contained in any of the Loan Documents shall refer to the Credit Agreement as amended by this Amendment. Except as specifically set forth herein, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its and their respective terms.
          10. Costs and Expenses. Each Borrower hereby agrees that all expenses incurred by Administrative Agent and Lenders in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including without limitation reasonable attorneys’ fees and expenses, shall be part of the Obligations.
          11. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
[signature pages follow]

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

ROADRUNNER TRANSPORTATION SERVICES, INC.

By: Name: Title:	/s/ Judy Vijums Judy Vijums

SARGENT TRUCKING, INC.

By: Name: Title:	/s/ Judy Vijums Judy Vijums

BIG ROCK TRANSPORTATION, INC.

By: Name: Title:	/s/ Judy Vijums Judy Vijums

MIDWEST CARRIERS, INC.

By: Name: Title:	/s/ Judy Vijums Judy Vijums

SMITH TRUCK BROKERS, INC.

By: Name: Title:	/s/ Judy Vijums Judy Vijums

B&J TRANSPORTATION, INC.

By:	/s/ Judy Vijums
Name: Title:	Judy Vijums

BULLET TRANSPORTATION SERVICES, INC.

By: Name: Title:	/s/ Judy Vijums Judy Vijums

BANK OF AMERICA, N.A., as successor by
merger to LaSalle Bank National Association,
as Administrative Agent

By: Name:	/s/ George S. Carey George S. Carey
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as successor by
merger to LaSalle Bank National Association,
as a Lender

By: Title:	/s/ Authorized Signatory SVP

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: Name:	/s/ Richard A. Clemmerson Richard A. Clemmerson
Title:	Vice President

M&I MARSHALL & ILSLEY BANK,
as a Lender

By: Title:	/s/ Authorized Signatory Vice President

By: Title:	/s/ Authorized Signatory Vice President